                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY
                                                                  --------------

================================================================================

                         SECURITIES PURCHASE AGREEMENT

                                     Among

                          SELECT MEDICAL CORPORATION,

                  WELSH, CARSON, ANDERSON & STOWE VII, L.P.,

                       WCAS CAPITAL PARTNERS III, L.P.,

                         THOMA CRESSEY FUND VI, L.P.,

                              GTCR FUND VI, L.P.,

                                      and

                           THE SEVERAL PERSONS NAMED
                             IN SCHEDULE I HERETO



                         Dated as of November 19, 1999

================================================================================

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
I.   PURCHASE AND SALE OF SECURITIES.........................................................   2
     SECTION 1.01.    Issuance and Sale of the Class B Preferred Stock.......................   2
     SECTION 1.02.    Issuance and Sale of the Note and Common Stock to WCAS CP III..........   2
     SECTION 1.03.    Closing Date...........................................................   2
     SECTION 1.04.    Springing Shares.......................................................   2
II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................   3
     SECTION 2.01.    Organization and Corporate Power.......................................   3
     SECTION 2.02.    Capital Stock and Related Matters......................................   4
     SECTION 2.03.    Subsidiaries; Investments..............................................   5
     SECTION 2.04.    Authorization of Agreements, Etc.......................................   5
     SECTION 2.05.    Validity...............................................................   6
     SECTION 2.06.    Financial Statements; Undisclosed Liabilities..........................   6
     SECTION 2.07.    Tax Matters............................................................   6
     SECTION 2.08.    Litigation, Etc........................................................   6
     SECTION 2.09.    Brokerage..............................................................   7
     SECTION 2.10.    Consents, Etc..........................................................   7
     SECTION 2.11.    ERISA..................................................................   7
     SECTION 2.12.    Compliance with Laws...................................................   7
     SECTION 2.13.    Disclosure.............................................................   7
III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................................   8
     SECTION 3.01.    Investment.............................................................   8
     SECTION 3.02.    Brokerage..............................................................   9
IV.  COVENANTS...............................................................................   9
     SECTION 4.01.    Financial Statements and Other Information.............................   9
     SECTION 4.02.    Inspection of Property.................................................  10
     SECTION 4.03.    Restrictions...........................................................  10
     SECTION 4.04.    Affirmative Covenants..................................................  12
     SECTION 4.05.    Current Public Information.............................................  12
     SECTION 4.06.    Amendment of Other Agreements..........................................  13
     SECTION 4.07.    Limited Preemptive Rights..............................................  13
     SECTION 4.08.    Public Disclosures.....................................................  14
     SECTION 4.09.    Unrelated Business Taxable Income......................................  14
     SECTION 4.10.    Hart-Scott-Rodino Compliance...........................................  14
     SECTION 4.11.    Conduct of the Company's Business......................................  14
     SECTION 4.12.    Further Assurances.....................................................  15
     SECTION 4.13.    Transfer of Restricted Securities......................................  15
     SECTION 4.14.    Waiver of Preemptive Rights With Respect to the Sale of the Securities.  15
     SECTION 4.15.    Guarantees.............................................................  15

V.   CONDITIONS PRECEDENT....................................................................  16
     SECTION 5.01.    Conditions Precedent to the Obligations of the Purchasers
                      on the Closing Date....................................................  16
     SECTION 5.02.    Conditions Precedent to the Obligations of the Company
                      on the Closing Date....................................................  17
VI.  TERMINATION.............................................................................  18
     SECTION 6.01.    Termination by the Parties.............................................  18
     SECTION 6.02.    Effect of Termination..................................................  18
VII. MISCELLANEOUS...........................................................................  18
     SECTION 7.01.    Expenses, Etc..........................................................  18
     SECTION 7.02.    Survival of Agreements.................................................  18
     SECTION 7.03.    Parties in Interest....................................................  19
     SECTION 7.04.    Notices................................................................  19
     SECTION 7.05.    Entire Agreement; Assignment...........................................  20
     SECTION 7.06.    Counterparts...........................................................  20
     SECTION 7.07.    Definitions............................................................  20
     SECTION 7.08.    Headings...............................................................  21
     SECTION 7.09.    Severability...........................................................  21
     SECTION 7.10.    Governing Law..........................................................  21

                    INDEX TO EXHIBITS, SCHEDULES AND ANNEX

Exhibit                       Description
-------                       -----------

 A                            Form of Senior Subordinated Note

 B                            Form of Certificate of Amendment

 C                            Form of Amendment to Stockholders Agreement

 D                            Form of Amendment to Registration Agreement

 E                            Form of Professional Services Agreement

 F                            Form of Opinion of Dechert


Schedule                      Description
--------                      -----------

 I                            Purchasers
 2.02                         Capital Stock
 2.03                         Subsidiaries
 2.04(a)                      Authorizations, Etc.
 2.06                         Financial Statements; Undisclosed Liabilities
 2.07                         Taxes
 2.08                         Litigation
 2.10                         Consents

          SECURITIES PURCHASE AGREEMENT dated as of November 19, 1999, among SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), WCAS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("WCAS CP III"), THOMA CRESSEY FUND VI, L.P. ("Thoma Cressey"), GTCR FUND VI, a Delaware general partnership ("GTCR") and the several persons named in Schedule I hereto (collectively with WCAS VII, WCAS CP III, Thoma Cressy and GTCR, the "Purchasers").

          WHEREAS, the Company desires to sell to the Purchasers (other than WCAS CP III) on the Closing Date (as hereinafter defined), and such Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth herein, an aggregate of 16,000,000 shares of Class B Convertible Preferred Stock (the "Class B Preferred Stock") of the Company, at a purchase price of $3.75 per share; and

          WHEREAS, the Company desires to sell to WCAS CP III on the Closing Date, and WCAS CP III desires to purchase from the Company, on the terms and subject to the conditions set forth herein, (i) a Senior Subordinated Note of the Company due November 19, 2009 substantially in the form of Exhibit A hereto (such note and any note issued in substitution therefor being hereafter called the "Note"), in the principal amount of $25,000,000 and (ii) an aggregate of 1,667,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company; and

          WHEREAS, the Company has agreed, as a condition to the obligation of the Purchasers to purchase the Securities (as hereinafter defined), that, contemporaneously with the closing of the purchase and sale of the Shares and the Note, the Company shall (i) consummate the purchase of shares contemplated by that certain Stock Purchase Agreement by and among NovaCare, Inc., NC Resources, Inc. and the Company, dated as of October 1, 1999 (the "Stock Purchase Agreement") and (ii) use the proceeds from the sale of the Securities to pay the cash consideration to NC Resources, Inc. as contemplated by the Stock Purchase Agreement and other expenses relating to the acquisition of the shares pursuant to the Stock Purchase Agreement; and

          WHEREAS, the Company desires to amend its Restated Certificate of Incorporation (the "Certificate of Incorporation") pursuant to the Certificate of Amendment substantially in the form of Exhibit B hereto (the "Certificate of Amendment") to (i) increase the Company's authorized shares of Common Stock from 60,000,000 shares to 75,000,000 shares and (ii) to increase the Company's authorized shares of Preferred Stock, par value $.01 per share, from 55,000 shares to 16,055,000 shares and to designate 16,000,000 of such shares as Class B Preferred Stock; and

          WHEREAS, the parties desire that neither the Class B Preferred Stock nor the Common Stock (including the Springing Shares (as defined herein)) shall entitle the holder thereof to any voting rights, except as required by law, until all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated with respect to the acquisition by Thoma Cressey of the Class B Preferred Stock, being acquired by it hereunder, and the acquisition by WCAS CP III of the Common Stock (including the Springing Shares), being acquired by it hereunder;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                      I.

                        PURCHASE AND SALE OF SECURITIES

          SECTION 1.01.  Issuance and Sale of the Class B Preferred Stock.
                         ------------------------------------------------

          (a) Subject to the terms and conditions set forth herein, on the Closing Date (as hereinafter defined) the Company shall issue, sell and deliver to each Purchaser (other than WCAS CP III), and each such Purchaser (other than WCAS CP III), acting severally and not jointly, shall purchase from the Company, the number of shares of Class B Preferred Stock set forth opposite the name of such Purchaser on Schedule I hereto under the heading "Number of Shares of Class B Preferred," for a purchase price of $3.75 per share. On the Closing Date, the Company shall issue a certificate or certificates in definitive form, registered in the name of each Purchaser (other than WCAS CP III), representing the number of shares of Class B Preferred purchased by such Purchaser.

          (b) As payment in full for the shares of Class B Preferred being purchased by it hereunder, and against delivery of the certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser (other than WCAS CP III), acting severally and not jointly, shall transfer, by wire transfer of immediately available funds to an account designated by the Company, the amount set forth opposite the name of such Purchaser on Schedule I under the heading "Aggregate Class B Preferred Purchase Price."

SECTION 1.02.  Issuance and Sale of the Note and Common Stock to WCAS CP III.
               -------------------------------------------------------------

          (a) Subject to the terms and conditions set forth herein, on the Closing Date the Company shall issue, sell and deliver to WCAS CP III, and WCAS CP III shall purchase from the Company, the Note and an aggregate 1,667,000 shares of Common Stock, of which 416,750 shares shall constitute the Springing Shares (as hereinafter defined) and shall be subject to the provisions of
Section 1.04 hereof (said securities, together with the shares, being hereinafter collectively called the "Securities"), for an aggregate purchase price of $25,000,000. On the Closing Date, the Company shall issue the Note, a certificate representing 1,250,250 shares of Common Stock and a certificate representing the Springing Shares, in definitive form, in each case registered in the name of WCAS CP III.

          (b) On the Closing Date, as payment in full for the Note and the shares of Common Stock being purchased by it, and against delivery of the Note and certificates for such shares of Common Stock as aforesaid, WCAS CP III shall pay to the Company $25,000,000 by wire transfer of immediately available funds to an account designated by the Company.

          SECTION 1.03.  Closing Date.  The transfer, sale and delivery of the
                         ------------
Securities contemplated by Sections 1.01 and 1.02 hereof (the "Closing") shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, as soon as practicable after the satisfaction or waiver of each of the conditions to the obligations of the parties set forth in Sections 5.01 and 5.02 hereof, or at such date and time as may be mutually agreed upon among the parties hereto (such date and time of the Closing being herein called the "Closing Date").

          SECTION 1.04.  Springing Shares  (a) In the event the Company repays
                         ----------------
the principal amount of the Note in full, together with all interest accrued thereon to the date of payment, on or before November 19, 2001 (the "Trigger Event"), the Company shall deliver to WCAS CP III a written notice (the "Call Notice") requiring WCAS CP III to transfer 416,750 shares of Common Stock (the "Springing

Shares") to the Company and WCAS CP III shall tender, transfer, assign and deliver the Springing Shares to the Company as a contribution to capital. Such Springing Shares shall be transferred and assigned free and clear of all liens, claims and encumbrances of any kind whatsoever without payment of additional consideration. The closing for the consummation of the transaction contemplated by the Call Notice shall take place on the date that shall not be less than 10 days nor more than 20 days after the date of delivery of such Call Notice, or such other date as the parties may mutually determine.

          (b) WCAS CP III agrees to hold and not to transfer any Springing Shares until such time as it is determined hereunder that the Trigger Event has not occurred and the transfer restrictions as described in Sections 3.01 and
4.13 herein have been satisfied.

          (c) If the Company at any time subdivides or combines (by any stock split, stock dividend, recapitalization or otherwise) its Common Stock, an appropriate adjustment to the number of Springing Shares shall be made as determined by the Company.

          (d) WCAS CP III understands that the certificate representing the Springing Shares shall be imprinted with the legend in substantially the following form (in addition to the legend provided in Section 3.01 hereof'):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
          ARE ALSO SUBJECT TO A CALL OPTION BY THE COMPANY
          SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT
          DATED NOVEMBER 19, 1999 AMONG THE ISSUER AND THE
          PURCHASERS NAMED THEREIN."

                                      II.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          As a material inducement to each Purchaser to enter into this Agreement and purchase the Securities, being purchased by such Purchaser, the Company represents and warrants to the Purchasers as follows:

          SECTION 2.01.  Organization and Corporate Power.  The Company is a
                         --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to (i) own or lease and operate its properties and assets, and to carry on its business as it is now being conducted and presently proposed to be conducted, (ii) execute and deliver this Agreement, the Note, Amendment No. 2 to the Stockholders Agreement in substantially the form attached hereto as Exhibit C (the "Stockholders Agreement Amendment"), Amendment No. 2 to the Registration Agreement in substantially the form attached hereto as Exhibit D (the "Registration Agreement Amendment"), the Professional Services Agreement in substantially the form attached hereto as Exhibit E (the "Professional Services Agreement", and collectively with the Stockholders Agreement Amendment and the Registration Agreement Amendment, the "Ancillary Agreements") and carry out the transactions contemplated hereby and thereby and
(iii) issue, sell and deliver the Securities. The copies of the Company's Certificate of Incorporation and Bylaws which have been furnished to Purchasers' counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          SECTION 2.02.  Capital Stock and Related Matters.
                         ---------------------------------

          (a) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 75,000,000 shares of Common Stock, 3,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 16,055,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of the Company, of which 55,000 shares have been designated as Class A Preferred Stock and 16,000,000 shares have been designated as Class B Preferred Stock and 450,000 shares of Common Stock will have been reserved for issuance pursuant to the Company's stock option plans in effect as of the Closing. Immediately prior to the Closing, 42,555,694 shares of Common Stock, no shares of Class A Common Stock and 53,037.37 shares of Class A Preferred Stock will be issued and outstanding. Except as contemplated by this Agreement or set forth in Schedule 2.02 hereto, as of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any warrants, rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth in Schedule 2.02.

          (b) There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of Securities hereunder, except as set forth in Schedule
2.02. To the best of the Company's knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock and, based in part on the investment representations of each Purchaser in Article III hereof, the offer, sale and issuance of the Securities hereunder will not require registration under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company'scapital stock or with respect to any other aspect of the Company's affairs except for (i) the Stockholders Agreement dated February 5, 1997, as amended (the "Stockholders Agreement") among the Company, Select Investments II ("Select II"), Select Partners L.P. ("Select LP"), WCAS VII, Golder, Thoma, Cressey, Rauner Fund V, L.P. ("GTCR Fund V"), GTCR Associates V and the other persons named therein; (ii) the Registration Agreement, dated February 5, 1997, as amended, among the Company, Select II, Select LP, WCAS VII, GTCR Fund V and the several persons named therein; (iii) the Purchase Agreement, dated as of February 5, 1997, as amended (the "1997 Purchase Agreement"), among the Company, GTCR Fund V, WCAS VII and the other persons named therein; (iv) the Purchase Agreement dated December 15, 1998, among the Company, WCAS VII, WCAS CP III, GTCR Fund VI, L.P., GTCR Associates VI, GTCR VI Executive Fund, L.P. and the Several Persons Named in Schedule I thereto (the "1998 Purchase Agreement"),
(v) the Warrant Agreement dated as of June 30, 1998, as amended among WCAS VII, GTCR Fund V, Rocco A. Ortenzio and Robert A. Ortenzio, and (vi) each of the two Amended and Restated Senior Management Agreements, each dated as of May 7, 1997 (the "Senior Management Agreements"), among the Company, Select II, Select LP and the other persons named therein, or the "Other Senior Management Agreements" (as such term is defined in the Senior Management Agreements; the Senior Management Agreements and such Other Senior Management Agreements being referred to collectively herein as the "Management Agreements").

          SECTION 2.03.  Subsidiaries; Investments.
                         -------------------------

          (a) Schedule 2.03 hereto includes a complete and accurate list of each Subsidiary of the Company as of the Closing Date, indicating the jurisdiction of incorporation and the nature and level of ownership in such Subsidiary by the Company, any other Subsidiary of the Company and any other person (for purposes of this Agreement, "person" shall mean and include an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture or an unincorporated organization). Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is qualified to do business, in every jurisdiction in which the failure to so qualify might reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 2.03 hereto, as of the Closing Date neither the Company nor any of the Subsidiaries owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or
(ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

          (c) For purposes of this Agreement, the term "Subsidiary", when used with respect to the Company, shall mean any corporation or other business entity, a majority of whose outstanding securities having the right generally to vote for the election of directors or otherwise direct the actions of such entity is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

          SECTION 2.04.  Authorization of Agreements, Etc.
                         --------------------------------

          (a) Except as described in Schedule 2.04(a) hereto, each of (i) the execution and delivery by the Company of this Agreement, the Note and the Ancillary Agreements; (ii) the performance by the Company of its respective obligations hereunder and thereunder; (iii) the issuance, sale and delivery by the Company of the Shares and the Note; (iv) the amendment of the Company's Certificate of Incorporation in accordance with the Certificate of Amendment; and (v) the performance by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action and will not (x) violate (A) any provision of law, any order of any court or other agency of government (other than immaterial violations that can be cured without adversely affecting the validity of the Securities or the business of the Company as currently conducted), (B) the Certificate of Incorporation or Bylaws of the Company or (C) any material provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound; (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material provision of any such indenture, agreement or other instrument; or (z) result in the creation or imposition of any lien, charge, encumbrance, security interest or other similar claim (any of the foregoing, a "Claim") in favor of any third person upon any of the assets of the Company.

          (b) The shares of Common Stock and Class B Preferred Stock to be purchased pursuant to this Agreement have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement will be validly issued, fully paid and nonassessable. The issuance, sale and delivery of such shares of Common Stock and Class B Preferred Stock to the Purchasers hereunder is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person, other than the preemptive rights of certain parties under the 1997 Purchase Agreement, the 1998 Purchase Agreement and the Management Agreements, as to which waivers have been obtained.

          SECTION 2.05.  Validity. This Agreement has been duly executed and
                         --------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Note and the Ancillary Agreements, when executed and delivered by the Company as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          SECTION 2.06.  Financial Statements; Undisclosed Liabilities.
                         ---------------------------------------------

          (a) Attached hereto as Part I of Schedule 2.06 are the consolidated balance sheet of the Company as of March 31, 1999, and the related consolidated statements of operations, cash flows and stockholders' equity for the year then ended, including the notes thereto (collectively, the "Financial Statements"), audited and certified by Ernst & Young LLP, the independent auditors retained by the Company. The Financial Statements fairly present the consolidated financial position and stockholders' equity of the Company and its Subsidiaries as of the dates specified therein and the consolidated results of operations of the Company and its Subsidiaries for the period then ended in conformity with generally accepted accounting principles applied on a consistent basis.

          (b) Except as set forth in Part II of Schedule 2.06 hereto, as of the Closing Date neither the Company nor any of its Subsidiaries has any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) other than: (i) liabilities set forth or reflected on the balance sheet included in the Financial Statements,
(ii) liabilities and obligations which have arisen after the date of such balance sheet in the ordinary course of business (none of which is a liability arising from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (iii) liabilities and obligations which have been disclosed and approved by the representatives to the Company's Board of Directors designated by WCAS VII and GTCR Fund V.

          SECTION 2.07.  Tax Matters. The Company has filed all tax returns
                         -----------
which it is required to file under applicable laws and regulations; all such returns are complete and correct in all material respects; the Company has paid all taxes due and owing by it and has withheld and paid over all taxes which it is obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or, except as set forth on Schedule
2.07 hereto, agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; no foreign, federal, state or local tax audits are pending or being conducted with respect to the Company, no information related to tax matters has been requested by any foreign, federal, state or local taxing authority and no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no unresolved questions or claims concerning the Company's tax liability. The Company has not made an election under (S)341(f) of the Internal Revenue Code of 1986, as amended (the "IRC").

          SECTION 2.08.  Litigation, Etc. Except as set forth on Schedule 2.08
                         ---------------
hereto, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company or any of its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any action, suit, proceeding, or investigation with respect to the transactions contemplated by this Agreement) which could have a Material Adverse

Effect; neither the Company nor any of its Subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries; and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree of any court or other governmental agency. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it or any of its Subsidiaries is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

          SECTION 2.09.  Brokerage. There are no claims for brokerage
                         ---------
commissions, finders, fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          SECTION 2.10.  Consents, Etc. Except as set forth in Schedule 2.10
                         -------------
hereto, no permit, consent, approval or authorization of, or declaration to or filing with, any third party or governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, the issuance, sale and delivery of the Securities.

          SECTION 2.11.  ERISA. The Company does not maintain or have any
                         -----
obligation to contribute to or any other liability with respect to or under (including but not limited to current or potential withdrawal liability), nor has it ever maintained or had any obligation to contribute to or any other liability with respect to or under, (i) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare type benefits for current or future retired or terminated employees (except for limited continued medical coverage required to be provided under Section 4980B of the IRC or as required under applicable state law), (ii) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated, (iv) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, or (v) any other plan or arrangement (other than any such plan or arrangement approved by the representatives designated by each of WCAS VII and GTCR on the Board of Directors in accordance with the terms of the Stockholders Agreement) providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. For purposes of this Section 2.10, the term "Company" includes all organizations under common control with the Company pursuant to Section 4 14(b) or (c) of the IRC.

          SECTION 2.12.  Compliance with Laws. Neither the Company nor any of
                         --------------------
its Subsidiaries has violated any law or any governmental regulation or requirement which violation would reasonably be expected to have a Material Adverse Effect, and the Company has not received notice of any such violation. Neither the Company nor any of its Subsidiaries is subject to any clean up liability that would reasonably be expected to have a Material Adverse Effect, and the Company has no reason to believe it may become subject to any clean up liability that would reasonably be expected to have a Material Adverse Effect, under any federal, state or local environmental law, rule or regulation.

          SECTION 2.13.  Disclosure.
                         ----------

          (a) Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchasers by or on behalf of the

Company with respect to the transactions contemplated hereby (collectively, the "Materials") contain any untrue statement of material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

          (b) Except as and to the extent specifically set forth in this Agreement (including, with respect to any Materials, the representations set forth in paragraph (a) hereof), neither the Company nor any Subsidiary makes any representation or warranty of any kind or nature with respect to the matters contemplated hereby.

                                     III.

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

          SECTION 3.01.  Investment.  Such Purchaser is acquiring the Securities
                         ----------
being purchased or acquired by such Purchaser hereunder for such Purchaser's own account with the present intention of holding such Securities for purposes of investment, and that such Purchaser has no intention of selling such Securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Securities from transferring such Securities in a transaction that is the subject of either (i) an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company). Such Purchaser understands that each certificate representing the Securities shall be imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [INSERT DATE OF ORIGINAL ISSUANCE], AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER 19, 1999 AMONG THE ISSUER AND THE PURCHASERS NAMED THEREIN, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. ANY TRANSFER WITHOUT SATISFACTION OF SUCH CONDITIONS IS NULL AND VOID. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE ISSUER
          TO

          THE HOLDER THEREOF UPON WRITTEN REQUEST WITHOUT
          CHARGE."

          SECTION 3.02.  Brokerage.  Except for payments contemplated by the
                         ---------
Professional Services Agreement, there are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon such Purchaser. Such Purchaser shall pay, and hold the Company harmless against, any liability, loss or expenses (including, without limitation, attorneys' fees and out-of pocket expenses) arising in connection with any such claim.

                                      IV.

                                   COVENANTS

          SECTION 4.01.  Financial Statements and Other Information. The
                         ------------------------------------------
Company shall deliver to each Purchaser, so long as such Purchaser shall be a holder of any Shares:

          (i) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

          (ii)  accompanying the financial statements referred to in paragraph
     (i), an Officer's Certificate (as hereinafter defined) stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (iii) within 120 days after the end of the each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to WCAS VII and GTCR, and (b) a copy of such firm's annual management letter to the Company's board of directors;

          (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (v) at the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

          (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any person entitled to receive information under this Section 4.01 may reasonably request.

Each of the financial statements referred to in paragraph (i) and (iii) shall be true and correct in all material respects as of the dates and for the period stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

          SECTION 4.02.  Inspection of Property. The Company shall permit any
                         ----------------------
representatives designated by WCAS VII or GTCR, as the case may be, so long as such Purchaser holds at least 25% of the Securities purchased by it on the date hereof, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporation with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the
                                                             --------
Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants.

          SECTION 4.03.  Restrictions. The Company shall not, without the prior
                         ------------
written consent of either (1) the holders of a majority of the shares of Class B Preferred Stock held by WCAS VII or (2) the holders of a majority of the shares of Class B Preferred Stock held by GTCR; provided that no action which would result in either WCAS VII or GTCR being affected differently in any manner than the other, may be taken unless such action has the prior written consent of the holders of a majority of the shares of Class B Preferred Stock held by WCAS VII and the holders of a majority of the shares of Class B Preferred Stock held by GTCR; it being understood that so long as there are two representatives designated by each of WCAS VII and GTCR on the Board of Directors in accordance with the terms of the Stockholders Agreement, then (a) the consent of the holders of a majority of the shares of Class B

Preferred Stock held by WCAS VII shall be deemed to have been given when the unanimous approval of the Directors designated by WCAS VII has been obtained, as evidenced by written minutes or board resolutions and (b) the consent of the holders of a majority of the shares of Class B Preferred Stock held by GTCR shall be deemed to have been given when the unanimous approval of the Directors designated by GTCR has been obtained, as evidenced by written minutes or board resolutions;

          (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than payments of dividends on, or redemption payments in respect of, the Class A Preferred Stock and the Class B Preferred Stock pursuant to the Certificate of Incorporation;

          (ii) except (w) for the exercise of the call with respect to the Springing Shares provided in Section 1.04, (x) for redemptions or purchases of the Class A Preferred Stock or Class B Preferred Stock pursuant to the Certificate of Incorporation of the Company, (y) for repurchases, redemptions or acquisitions of equity securities pursuant to agreements in effect as of the date hereof with the Company's employees or directors in effect on the date hereof and (z) in connection with the exercise by the holder of any minority interest in a Subsidiary of its rights under a "put," repurchase or similar arrangement with the Company or any Subsidiary in effect as of the date hereof, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities);

          (iii) except for the issuance of equity securities (x) under any stock option plan or other benefit plan or arrangement approved by the Board of Directors of the Company or (y) upon the exercise of preemptive rights or warrants authorized as of the date hereof, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary;

          (iv) merge or consolidate with any person or permit any Subsidiary to merge or consolidate with any person (other than a wholly owned Subsidiary);

          (v) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 5% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

          (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization in partnership form);

          (vii) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger otherwise), or enter into any joint venture;

          (viii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the ownership and operation of businesses engaged as rehabilitation hospitals or specialty. long-term hospitals or engaged in rehabilitation services or contract therapy services or related businesses;

          (ix) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such person (a "Relative") or any entity in which any such person or individual owns a beneficial interest (a "Related Entity"), except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement and the Ancillary Agreements; or

          (x) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, indebtedness exceeding the amounts approved therefor by the Board in the annual budget.

          SECTION 4.04.  Affirmative Covenants. So long as the Purchasers hold
                         ---------------------
any Shares, the Company shall, and shall cause each Subsidiary to:

          (i) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a Material Adverse Effect, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established);

          (ii) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees; and

          (iii) cause any Other Senior Management Agreement entered into by the Company after the date hereof which provides for the sale of Common Stock to or employment of certain members of senior management (the "Other Executives"), to be in form and substance reasonably satisfactory to each of the Purchasers.

          SECTION 4.05.  Current Public Information. At all times after the
                         --------------------------
Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act of 1934 as amended (the "Securities Exchange Act"), the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of the Securities may reasonably request, all to the extent required to enable such holders to sell the Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of the Securities a written statement as to whether it has complied with such requirements.

          SECTION 4.06.  Amendment of Other Agreements. The Company shall not
                         -----------------------------
amend, modify or waive any provision of any Management Agreement without the prior written consent of the holders of a majority of the Shares, and the Company shall enforce the provisions of the Management Agreements and shall exercise all of its rights and remedies thereunder (including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the holders of a majority of the Shares.

          SECTION 4.07.  Limited Preemptive Rights.
                         -------------------------

          (i) Except for the issuance of shares of Common Stock (a) pursuant to the Other Senior Management Agreements, (b) as consideration for acquisitions, (c) upon the exercise of stock options granted pursuant to a stock option or other benefit plan or arrangement approved by the Board of Directors of the Company, (d) upon the exercise of warrants approved by the Board of Directors of the Company or (e) pursuant to a public offering registered under the Securities Act, if the Company at any time after the Closing authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Shares (without duplication) a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Common Stock held by such holder by (2) the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance; provided,
                                                                  --------
     however, that if two or more securities shall be proposed to be sold as a
     -------
     "unit" in such issuance, any such election must relate to such unit of securities. Each holder of Shares shall be entitled to purchase all or any portion of such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other persons.

          (ii) In order to exercise its purchase rights hereunder a holder of Shares must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Shares is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

          (iii) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Shares have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Shares pursuant to the terms of this paragraph.

          (iv) Nothing contained in this Section 4.07 shall be deemed to amend, modify or limit in any way the restrictions on the issuance of shares of stock set forth in Section 4.03 hereof or elsewhere in this Agreement, in the Stockholders Agreement or in any other agreement to which the Company is bound.

          SECTION 4.08.  Public Disclosures. The Company shall not, nor shall
                         ------------------
it permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit such Purchaser to review and comment upon the form and substance of such disclosure.

          SECTION 4.09.  Unrelated Business Taxable Income. The Company shall
                         ---------------------------------
not engage in any action which is reasonably likely to cause any Purchaser or any of its limited partners which are exempt from income taxation under Section 501(a) of the IRC and, if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in
Section 512 and Section 514 of the IRC.

          SECTION 4.10.  Hart-Scott-Rodino Compliance. In connection with any
                         ----------------------------
transaction in which the Company is involved which is required to be reported under the HSR Act, the Company shall prepare and file all documents with the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction. Without limiting the generality of the foregoing, the Company, Thoma Cressey and WCAS CP III, promptly after the execution and delivery of this Agreement, shall prepare and file all documents with the FTC and the DOJ to comply with the HSR Act with respect to the purchase of the Class B Preferred Stock by Thoma Cressey and the purchase of the Common Stock (including the Springing Shares) by WCAS CP III. It is understood that the Class B Preferred Stock and the Common Stock (including the Springing Shares) acquired hereunder by Thoma Cressey and WCAS CP III, respectively, shall not entitle the holder thereof to any voting rights, in the case of Thomas Cressey, except as required by law and until all applicable waiting periods under the HSR Act have expired, and, with respect to WCAS CP III, except in the event the Trigger Event has not occurred.

          SECTION 4.11.  Conduct of the Company's Business. The Company
                         ---------------------------------
covenants and agrees that, between the date hereof and the Closing Date, unless WCAS VII and GTCR shall otherwise consent in writing, the Company shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class, except as provided herein; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary) or any material amount of assets; (iii) incur or guarantee any indebtedness for borrowed money or refinance any such indebtedness or issue or sell any debt securities; (iv) enter into or modify any material contract, lease, agreement or commitment, or permit or perform any act that would cause a material breach of any such contract, lease, agreement or commitment; (v) make any loans, advances or capital contributions to or investments in, any other person; or (vi) violate or fail to perform in any material respect any obligation imposed upon the Company or any of its subsidiaries by any applicable laws, orders, decrees, ordinances, government rules or regulations.

          SECTION 4.12.  Further Assurances. Subject to the terms and conditions
                         ------------------
herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, the Ancillary Agreements and the Stock Purchase Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

          SECTION 4.13.  Transfer of Restricted Securities.
                         ---------------------------------

          (a) Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and (iii) subject to the conditions specified in subparagraph (b) below, any other legally available means of transfer.

          (b) In connection with the transfer of any Restricted Securities (other than a transfer described in Section 4.13(a)(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol or Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol or Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Article III. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and Article III.

          (c) Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          SECTION 4.14.  Waiver of Preemptive Rights With Respect to the Sale
                         ----------------------------------------------------
of the Securities. Each Purchaser who holds any preemptive rights (whether
-----------------
arising under a contract or agreement with the Company or otherwise) to acquire any shares of capital stock or securities convertible into capital stock of the Company hereby waives any and all such rights as the same may apply to the issuance and sale of any of the Securities being issued and sold by the Company under this Agreement.

          SECTION 4.15.  Guarantees. Reference is made to those certain
                         ----------
Guarantees dated November 19, 1999 (the "Guarantees") made by certain stockholders of the Company (the "Guarantors") in favor of the Lenders (as defined in the Guarantees). In the event the Guarantors are required by the Lenders to make an investment in the Company in satisfaction of the obligations set forth in Section 2(c) of the Guarantees of such Guarantors in favor of the Lenders, the Company agrees that such investment shall be made, if elected by such Guarantors, in the form of convertible subordinated indebtedness that is convertible into Common Stock at the price of $1.00 per share with such other terms as the Company and such Guarantors shall agree.

                                      V.

                             CONDITIONS PRECEDENT

          SECTION 5.01.  Conditions Precedent to the Obligations of the
                         ----------------------------------------------
Purchasers on the Closing Date. The obligations of each Purchaser hereunder are,
------------------------------
at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a)  Representations and Warranties to Be True and Correct. The
               -----------------------------------------------------
representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have so certified to the Purchasers in writing.

          (b)  Performance. The Company shall have performed and complied in
               -----------
all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have so certified to the Purchasers in writing.

          (c)  Amendment of Certificate of Incorporation. The Company's Restated
               -----------------------------------------
Certificate of Incorporation shall have been amended as set forth in the Certificate of Amendment, shall be in full force and effect under the laws of Delaware as of the Closing as so amended and shall not have been further amended or modified.

          (d)  Stock Purchase Agreement. The Company shall have (i) consummated
               ------------------------
the purchase of the shares contemplated by the Stock Purchase Agreement, at an aggregate price not to exceed $200,000,000, and (ii) all other transactions contemplated by the Stock Purchase Agreement to be consummated simultaneously with the Closing hereunder shall have been consummated to the satisfaction of each Purchaser in its sole discretion.

          (e)  Use of Proceeds. The Company shall have used the proceeds from
               ---------------
the sale of the Securities hereunder to pay the cash consideration to NC Resources, Inc., as contemplated by the Stock Purchase Agreement and other expenses relating to the acquisition of the shares pursuant therein and, with any remaining proceeds, for general corporate purposes, in each case satisfactory to each Purchaser in its sole discretion.

          (f)  Ancillary Agreements. Each of the Ancillary Agreements shall have
               --------------------
been executed and delivered by each party thereto, and the same shall be in full force and effect.

          (g)  Consents. The Company shall have obtained all waivers and
               --------
consents and made all filings listed on Schedule 2.10 hereof.

          (h)  Opinion of Counsel. The Purchasers shall have received from
               ------------------
Dechert, counsel for the Company, an opinion dated the Closing Date, substantially in the form of Exhibit F attached hereto.

          (i)  Legal Proceedings. No preliminary or permanent injunction or
               -----------------
other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

          (j)  Supporting Documents. On or prior to the Closing Date the
               --------------------
Purchasers and their counsel shall have received copies of the following supporting documents:

          (i) copies of (1) the Certificate of Incorporation of the Company, including all amendments thereto, certified as of a recent date by the Secretary of State of the jurisdiction of incorporation of such corporation and (2) a certificate of such Secretary, dated as of a recent date, as to the due incorporation and good standing of such corporation, and listing all documents relating to the Company on file with such official; and

          (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification and at all times since February 5, 1997; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Note and the Ancillary Agreements, the issuance, sale and delivery of the Securities and the amendment of the Company's Certificate of Incorporation pursuant to the Certificate of Amendment, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Ancillary Agreements, the Note, the stock certificates representing the shares of Common Stock issued hereunder and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

          All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

          (k)  All Proceedings to Be Satisfactory. All corporate and other
               ----------------------------------
     proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

          SECTION 5.02.  Conditions Precedent to the Obligations of the Company
                         ------------------------------------------------------
on the Closing Date. The obligations of the Company hereunder are, at its
-------------------
option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a)  Representations and Warranties to Be True and Correct. The
               -----------------------------------------------------
representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

          (b)  Performance. The Purchasers shall have performed and complied in
               -----------
all material respects with all agreements and covenants contained herein required to be performed or complied with by them prior to or on the Closing Date.

          (c)  Ancillary Agreements. Each of the Ancillary Agreements shall
               --------------------
have been executed and delivered by each party thereto, and the same shall be in full force and effect.

          (d)  Legal Proceedings. No preliminary or permanent injunction or
               -----------------
other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

          (e)  All Proceedings to Be Satisfactory. All proceedings to be taken
               ----------------------------------
by the Purchasers and all waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

                                      VI.

                                  TERMINATION

          SECTION 6.01.  Termination by the Parties. This Agreement may be
                         --------------------------
terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a)  by mutual consent of the Purchasers and the Company; or

          (b)  by WCAS VII or GTCR upon the occurrence of any of the following:
(i) the termination of the Stock Purchase Agreement or (ii) an increase in the Purchase Price (as defined in the Stock Purchase Agreement) to an aggregate price greater than $200,000,000.

          (c) by the Company or by WCAS VII or GTCR, if the transactions contemplated hereby have not been consummated before December 1, 1999, unless the failure to consummate such transactions results from a breach of any representation, warranty or covenant of the party seeking to terminate this Agreement.

SECTION 6.02.  Effect of Termination. In the event of the termination of this
               ---------------------
Agreement and the abandonment of the transactions contemplated hereby pursuant to this Article VI, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto, and except that nothing shall relieve any party from liability for any breach of this Agreement.

                                     VII.

                                 MISCELLANEOUS

          SECTION 7.01.  Expenses, Etc. In the event that the transactions
                         -------------
contemplated hereby are consummated, the Company shall reimburse the Purchasers or pay on their behalf any reasonable fees and expenses incurred by them in connection with the negotiation and preparation of this Agreement and the related documents and agreements (including subsequent amendments and waivers relating hereto or to the Ancillary Agreements) contemplated hereby, including (without limitation) reasonable fees and expenses of attorneys, accountants and consultants, filing fees payable pursuant to the HSR Act and stamp, stock issuance and other similar taxes payable in respect of the issuance of the Shares.

          SECTION 7.02.  Survival of Agreements. All covenants, agreements,
                         ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto, notwithstanding any investigation made at any time by or on behalf of any party hereto. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

          SECTION 7.03.  Parties in Interest. All covenants and agreements
                         -------------------
contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto whether so expressed or not.

          SECTION 7.04.  Notices. Any notice or other communications required or
                         -------
permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by telecopy addressed to such party at the address or telecopy number set forth below or such other address or telecopy number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

     if to the Company, to:

          Select Medical Corporation
          4718 Old Gettysburg Road
          P.O. Box 2034
          Mechanicsburg, Pennsylvania 17055
          Attention: General Counsel
          Telecopy Number:  717-972-1042

     with a copy to:

          Dechert
          4000 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA 19103
          Attention:  Carmen J. Romano, Esq.
          Telecopy Number:  215-994-2222

     if to any Purchaser, to it at its address set forth on Schedule I hereto; with a copy to:

          Reboul, MacMurray, Hewitt, Maynard & Kristol
          45 Rockefeller Plaza
          New York, New York 10111
          Attention:  Othon A. Prounis, Esq.
          Telecopy Number: 212-841-5725

     and to:

          Kirkland & Ellis
          200 E. Randolph Drive
          Chicago, Illinois 60601
          Attention:  Margaret A. Gibson, Esq.
          Telecopy Number: 312-861-2200
or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of telecopy, when received.

          SECTION 7.05.  Entire Agreement; Assignment. This Agreement
                         ----------------------------
(including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the Company and a majority in interest (determined on the basis of amounts to be invested in the Company pursuant to this Agreement) of the Purchasers. This Agreement shall not be assigned by operation of law or otherwise without the consent of the other parties hereto; provided that (i) any Purchaser may assign its rights
                      --------
hereunder to a parent, subsidiary or affiliate of such Purchaser and (ii) GTCR may assign its rights hereunder to any investment fund managed by Golder, Thoma, Cressey, Rauner, Inc., Thoma Cressey Equity Partners, Inc. or OTCR Golder Rauner, L.L.C., or any successors thereto.

          SECTION 7.06.  Counterparts. This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.07.  Definitions. For the purposes of this Agreement, the
                         -----------
following terms have the meanings set forth below:

          "Affiliate" of any particular person or entity means any other person
           ---------
or entity controlling, controlled by or under common control with such particular person or entity.

          "Closing" and "Closing Date" have the meanings assigned to them in
           -------       ------------
Section 1.03 hereof.

          "Officer's Certificate" means a certificate signed by the Company's
           ---------------------
chief executive officer or its president, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonable in light of the circumstances to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Restricted Securities" means (i) the Securities and (ii) any
           ---------------------
securities issued with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Article III have been delivered by the Company in accordance with Section 4.13. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in
Article III.

          "Securities and Exchange Commission" includes any governmental body or
           ----------------------------------
agency succeeding to the functions thereof.

          "Stockholders Agreement" has the meaning assigned to it in Section
           ----------------------
2.02(b) hereof.

          SECTION 7.08.  Headings. Headings and section reference numbers in
                         --------
this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          SECTION 7.09.  Severability. In the event that any one or more of the
                         ------------
provisions set forth herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          SECTION 7.10.  Governing Law. This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                         SELECT MEDICAL CORPORATION


                         By /s/ Michael E. Tarvin
                           -----------------------------
                         Name:
                         Title:

                         GTCR FUND VI, L.P.
                         By GTCR Partners VI, L.P., General Partner
                         By GTCR Golder Rauner, L.L.C., General Partner


                         By /s/ Donald J. Edwards
                           -----------------------------
                         Name:
                         Its:  Principal

                         THOMA CRESSEY FUND VI, L.P.
                         By TC Partners VI, L.P., General Partner
                         By Thoma Cressey Equity Partners, Inc., General Partner


                         By /s/ Bryan C. Cressey
                           -----------------------------
                         Name:
                         Its:  Principal

                         WELSH, CARSON, ANDERSON & STOWE VII, L.P
                         By WCAS VII Partners, L.P., General Partner


                         By /s/ Jonathan Rather
                           -----------------------------
                         Name:
                         Title:

                         WCAS CAPITAL PARTNERS III, L.P.
                         By WCAS CP III Associates, L.L.C., General Partner


                         By
                           -----------------------------
                         Name:
                         Title:


                         WCAS HEALTHCARE PARTNERS, L.P.
                         By WCAS HC Partners, General Partner


                         By
                           -----------------------------
                         Name:
                         Title:



                         Bruce K. Anderson
                         Russell L. Carson
                         Anthony J. de Nicola
                         Thomas E. McInerney
                         D. Scott Mackesy
                         Robert A. Minicucci
                         Priscilla A. Newman
                         Andrew M. Paul
                         Paul B. Queally
                         Rudolph E. Rupert
                         Lawrence B. Sorrel
                         Richard H. Stowe
                         Laura M. VanBuren
                         Patrick J. Welsh


                         By
                           -----------------------------
                              Jonathan Rather
                              as Attorney-in-Fact


                         /s/ David F. Bellet
                         -------------------------------
                              David F. Bellet

                         WCAS CAPITAL PARTNERS III, L.P.
                         By WCAS CP III Associates, L.L.C., General Partner


                         By /s/ Jonathan Rather
                           -----------------------------
                         Name:
                         Title:


                         WCAS HEALTHCARE PARTNERS, L.P.
                         By WCAS HC Partners, General Partner


                         By /s/ Jonathan Rather
                           -----------------------------
                         Name:
                         Title:



                         John Almeida
                         Bruce K. Anderson
                         Russell L. Carson
                         Anthony J. de Nicola
                         James B. Hoover
                         Thomas E. McInerney
                         D. Scott Mackesy
                         Robert A. Minicucci
                         Priscilla A. Newman
                         Andrew M. Paul
                         Paul B. Queally
                         Jonathan Rather
                         Rudolph E. Rupert
                         Lawrence B. Sorrel
                         Richard H. Stowe
                         Sanjay Swani
                         Sean Traynor
                         Laura M. VanBuren
                         Patrick J. Welsh


                         By /s/ Jonathan Rather
                           -----------------------------
                              Jonathan Rather
                              as Attorney-in-Fact

                         GTCR VI EXECUTIVE FUND, L.P.
                         By GTCR Partners VI. L.P., General Partner
                         By GTCR Golder Rauner. L.L.C., General Partner


                         By /s/ Donald J. Edwards
                           -----------------------------
                         Name:
                         Its: Principal



                         GTCR ASSOCIATES VI
                         By GTCR Partners VI, L.P., Managing General Partner By GTCR Golder Rauner. L.L.C.. General Partner


                         By /s/ Donald J. Edwards
                           -----------------------------
                         Name:
                         Its: Principal

                         ANVERS, L.P.
                         By F.S.I.P., L.L.C., General Partner


                         By /s/ Illegible
                           -----------------------------
                         Name:  Leo Swergold
                         Title: Senior Managing Director


                         ANVERS II, L.P.
                         By F.S.I.P., L.L.C., General Partner


                         By /s/ Illegible
                           -----------------------------
                         Name:  Leo Swergold
                         Title: Senior Managing Director

                         JAMES B. HOOVER IRA ROLLOVER
                         CHASE CUSTODIAN


                         By /s/ James B. Hoover
                           -----------------------------
                         Name:
                         Title:


                         -------------------------------
                              David F. Bellet


                         ANVERS, L.P.
                         By F.S.I.P., L.L.C., General Partner


                         By
                           ------------------------------
                         Name:  Leo Swergold
                         Title:  Senior Managing Director


                         ANVERS II, L.P.
                         By F.S.I.P., L.L.C., General Partner


                         By
                           ------------------------------
                         Name:  Leo Swergold
                         Title:  Senior Managing Director